                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 1998 (except with respect to the matter discussed in Note 15 to the consolidated financial statements as to which the date is February 23, 1998) incorporated by reference in Chattem, Inc.'s Form 10-K for the year ended November 30, 1997, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Chattanooga, Tennessee
December 28, 1998